Fourth Quarter 2019 Earnings Call January 24, 2020 Exhibit 99.2

Terminology The terms “we,” “our,” “us,” “the Company,” “CSTR” and “CapStar” that appear in this presentation refer to CapStar Financial Holdings, Inc. and its wholly owned subsidiary, CapStar Bank. The terms “CapStar Bank,” “the Bank” and “our Bank” that appear in this presentation refer to CapStar Bank. Contents of Presentation Except as is otherwise expressly stated in this presentation, the contents of this presentation are presented as of the date on the front cover of this presentation. Market Data Market data used in this presentation has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. CSTR did not commission the preparation of any of the sources or publications referred to in this presentation. CSTR has not independently verified the data obtained from these sources, and, although CSTR believes such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. Non-GAAP Disclaimer This presentation includes the following financial measures that have been prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measures”): pre-tax, pre-provision net income, pre-tax, pre-provision return on average assets, tangible equity, tangible common equity, tangible assets, return on average tangible equity, return on average tangible common equity, book value per share (as adjusted), tangible book value per share (as reported and as adjusted), tangible equity to tangible assets, tangible common equity to tangible assets and adjusted shares outstanding at the end of the period. CSTR non-GAAP financial measures (i) provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP, (ii) enable a more complete understanding of factors and trends affecting CSTR’s business, and (iii) allow investors to evaluate CSTR’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators; however, CSTR acknowledges that its non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. See the Appendix to this presentation for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. Disclaimers

Certain statements in this presentation are forward-looking statements that reflect our current views with respect to, among other things, future events and our financial and operational performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “aspire,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “roadmap,” “goal,” “target,” “guidance,” “would,” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and projections will be achieved. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: The acceptance by customers of Athens of the Company’s products and services; the ability of the Company to meet expectations regarding the benefits, costs, synergies, and financial and operational impact of the Athens merger; the possibility that any of the anticipated benefits, costs, synergies and financial and operational improvements of the Athens merger will not be realized or will not be realized as expected, including, as a result of, CapStar’s expansions in markets; the opportunities to enhance market share in certain markets and acceptance of the Company generally in new markets; economic conditions (including interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation and deflation) that impact the financial services industry as a whole and/or our business; the concentration of our business in the Nashville metropolitan statistical area (“MSA”) and in Tennessee, and the effect of changes in the economic, political and environmental conditions on this market; increased competition in the financial services industry, locally, regionally or nationally, which may adversely affect pricing and the other terms offered to our clients; an increase in the cost of deposits, loss of deposits or a change in the deposit mix, which could increase our cost of funding; an increase in the costs of capital, which could negatively affect our ability to borrow funds, successfully raise additional capital or participate in strategic acquisition opportunities; our dependence on our management team and board of directors and changes in our management and board composition; our reputation in the community; our ability to execute our strategy and to achieve our loan ROAA and efficiency ratio goals, hire seasoned bankers, loan and deposit growth through organic growth and strategic acquisitions; credit risks related to the size of our borrowers and our ability to adequately identify, assess and limit our credit risk; our concentration of large loans to a small number of borrowers; the significant portion of our loan portfolio that originated during the past two years and therefore may less reliably predict future collectability than older loans; the adequacy of reserves (including our allowance for loan losses) and the appropriateness of our methodology for calculating such reserves; non-performing loans and leases; non-performing assets; charge-offs, non-accruals, troubled debt restructurings, impairments and other credit-related issues; adverse trends in the healthcare service industry, which is an integral component of our market’s economy; our management of risks inherent in our commercial real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of our collateral and our ability to sell collateral upon any foreclosure; governmental legislation and regulation, including changes in the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Act of 2010, as amended, Basel guidelines, capital requirements, accounting regulation or standards and other applicable laws and regulations; the impact of the Tax Cuts and Job Act of 2017, as amended, on the Company and its financial performance and results of operations; the loss of large depositor relationships, which could force us to fund our business through more expensive and less stable sources; operational and liquidity risks associated with our business, including liquidity risks inherent in correspondent banking; volatility in interest rates and our overall management of interest rate risk, including managing the sensitivity of our interest-earning assets and interest-bearing liabilities to interest rates, and the impact to our earnings from a change in interest rates; the potential for our bank’s regulatory lending limits and other factors related to our size to restrict our growth and prevent us from effectively implementing our business strategy; strategic acquisitions we may undertake to achieve our goals; the sufficiency of our capital, including sources of capital and the extent to which we may be required to raise additional capital to meet our goals; fluctuations in the fair value of our investment securities that are beyond our control; deterioration in the fiscal position of the U.S. government and downgrades in Treasury and federal agency securities; potential exposure to fraud, negligence, computer theft and cyber-crime; the adequacy of our risk management framework; our dependence on our information technology and telecommunications systems and the potential for any systems failures or interruptions; threats to and breaches of our information technology systems and data security, including cyber-attacks; our dependence upon outside Fourth parties for the processing and handling of our records and data; our ability to adapt to technological change; the financial soundness of other financial institutions; our exposure to environmental liability risk associated with our lending activities; our engagement in derivative transactions; our involvement from time to time in legal proceedings and examinations and remedial actions by regulators; the susceptibility of our market to natural disasters and acts of God; and the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting. The foregoing factors should not be construed as exhaustive and should be read in conjunction with those factors that are detailed from time to time in the Company’s periodic and current reports filed with the Securities and Exchange Commission, including those factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. Safe Harbor Statements

Operating EPS(1) of $0.30, down $0.03 or 9.1% year-over-year. This includes a one-time charge of $289K for early retirements which reduces annualized Noninterest Expense $582K. Operating Return on Average Assets(1) of 1.08%; ROATE of 9.69%. Tangible Book Value per share increased 10.7% from $11.25 to $12.45 year-over-year. Completed successful integration of Athens which resulted in retention of the customer and associate base. Mortgage and Tri-Net teams completed record years: Mortgage revenue for the year was $9.5MM, up $3.8MM or 67% year-over-year. Tri-Net revenue for the year was $2.8MM, up $1.3MM or 85% year-over-year. Credit Quality remains strong: Net Charge-Offs to Average Loans at 0.02% for the year. Non-Performing Assets at 0.12%. Current Criticized and Classified loans continue to be at a low level. Fourth Quarter and Full Year 2019 Highlights Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.

Knoxville

- Announced our expansion into Knoxville on January 6th with the hiring of five veteran, local bankers, capitalizing on our operations and growth in East Tennessee.

- King Purnell will serve as Chair of CapStar's Knoxville advisory board, working alongside Knoxville Market President Amy Pangelinan, with the goal of establishing CapStar as a leading provider of financial services across the metropolitan area.

- Knoxville is Tennessee's third largest Combined Statistical Area (CSA) in terms of population size (1.1 million). It has recently been cited by U.S. New & World Report as one of the nation's top 50 places to live and recognized by *Forbes* and *Livability* as one of the nation's most recession resistant cities.

- According to FDIC data as of June 30, 2019, 48 banks in the Knoxville CSA hold $22.7 billion in local deposits.

- Our team aspires to have ~$300MM in loan balances in 4 years and funding of at least 50% with local deposits.(1)

- We anticipate year 1 cost ~$0.05 EPS; breakeven after 18 months and profitable in year 2.

(1) See Safe Harbor Statements.

CAPSTAR FINANCIAL HOLDINGS, INC. 5

Knoxville Leaders

King Purnell

- One of Knoxville's most highly-regarded bankers.
- Over 40 years of Knoxville banking experience.
- Previous President and CEO of East Tennessee, SunTrust.
- Led First Tennessee's commercial real estate line of business company-wide.
- Served as Regional President of Tennessee for United Community Bank.
- Native of Atlanta, Georgia.
- Active community involvement including American Heart Association, Cherokee Country Club, Covenant Health, Knoxville Industrial Board, Knoxville YMCA, Partnership for Neighborhood Improvement and Project In-Roads.

Amy Pangelinan

- Over 20 years of Knoxville banking experience.
- Previous Knoxville Market President for Highlands Union Bank.
- Began career at SunTrust where she rose to an area manager overseeing 12 locations in Knox and surrounding counties.
- Served as a Commercial Relationship Manager at BB&T and Pinnacle.
- Native of Kingsport, Tennessee.
- Active community involvement including Leadership Jefferson, Leadership Sevier, East Tennessee Kidney Foundation, Rotary Club of Downtown Knoxville and United Way of Greater Knoxville Investment Committee.

CAPSTAR FINANCIAL HOLDINGS, INC. 6

Sound, Profitable, Growth Financial Metrics - 4Q19

	Operating Metrics[1]	4Q19	3Q19	4Q18
Soundness	Allowance for Loan Losses to Total Loans	0.89%	0.91%	0.85%
	Net Charge-Offs to Average Loans (Periods Annualized)	0.06%	-0.01%	1.27%
	Non-Performing Assets/Assets	0.12%	0.13%	0.16%
	Total Risk Based Capital Ratio	13.45%	13.46%	12.84%
	Tangible Common Equity / Tangible Assets	11.47%	11.23%	10.39%
Profitability	Return on Average Assets (ROAA)	1.08%	1.31%	1.27%
	Return on Average Equity (ROAE)	8.10%	9.83%	10.06%
	Return on Average Tangible Equity (ROATE)	9.69%	11.83%	12.36%
	Efficiency Ratio[2]	67.73%	64.08%	61.83%
	Net Interest Margin[3] (tax equivalent basis)	3.49%	3.66%	3.89%
Growth[4]	Operating Net Income	$5.54	$6.60	$6.24
	Diluted EPS	$0.30	$0.36	$0.33
	Tangible Book Value per Share	$12.45	$12.17	$11.25
	Total Loans (Avg)	$1,431	$1,446	$1,440
	Total Deposits (Avg)	$1,711	$1,705	$1,579
	Total Assets (Avg)	$2,030	$2,006	$1,941

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.
(2) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income.
(3) Calculated on a tax equivalent basis.
(4) Dollars in millions, except per share data.

CAPSTAR FINANCIAL HOLDINGS, INC.

7

Deposit Growth and Costs Avg Deposit balances grew 8.3% over prior year (4Q18). Avg Non-Interest Bearing balances grew 4.8% over prior year (4Q18). Avg NOW balances grew 29.5% over prior year (4Q18). Deposit costs down 11 bps from 3Q19 due to rate adjustments in the quarter. *Annualized % change from 3Q19 to 4Q19.       4Q19 Change Vs. 3Q19* Change Vs. 4Q18 $ in millions $ $ % $ % Balance Sheet (EOP Balances) Non-Interest Bearing $ 312 $ (40) -45.2% $ 23 7.8% Interest Checking (NOW) 607 45 31.5% 172 39.6% Savings & Money Market 507 (3) -2.4% 10 1.9% Time Deposit's under $100K 73 (1) -4.2% (11) -12.8% Time Deposit's over $100K 231 (3) -5.1% (34) -12.9% Deposits $ 1,729 $ (2) -0.5% $ 159 10.2% Fed Funds 2.00% Fed Funds 1.75% Fed Funds 2.25% Fed Funds 2.50% Fed Funds 2.00% Fed Funds 1.75%

Loan Growth Excluding SNC’s, the loan portfolio grew $27MM (EOP) or 8.3% on an annualized basis from 3Q19. Avg Loans HFI decreased 4.0% on an annualized basis from 3Q19. Payoffs and paydowns remained elevated for the quarter. Shared National Credit loans declined $36MM (EOP) or 28.2% from 4Q18. Avg HFS loans increased by $39MM from 3Q19 and was predominately Tri-Net loans expected to be sold in 1Q20. *Annualized % change from 3Q19 to 4Q19.       4Q19 Change Vs. 3Q19* Change Vs. 4Q18 $ in millions $ $ % $ % Balance Sheet (EOP Balances) Commercial and Industrial $394 $12 12.0% $(10) -2.5% Commercial Real Estate (Non-Owner Occupied) 387 (20) -19.4% (21) -5.2% Commercial Real Estate (Owner Occupied) 172 3 7.2% 31 21.6% Consumer Real Estate 256 1 2.1% 3 1.0% Construction & Land Development 143 11 32.7% (32) -18.1% Consumer 28 (1) -8.6% 3 11.0% Other 38 2 21.7% 17 81.8% Total Loans $1,420 $8 2.3% $(10) -0.7%

Loan Yields Overall loan yield was 5.24%, down 24 bps from 3Q19. The average 1 month Libor rate was 1.79% and down 38 bps from 3Q19, which negatively impacted our variable rate loan book by 12 bps. Loan fees down 15 bps from 3Q19 with lower prepayment and unamortized fees associated with early payoffs. The yield on new loan production was 5.14% for 4Q19. Loan Yield Rollforward 3Q19 (Avg) 5.48% Decrease in Loan Fees (0.15%) Increase in Purchase Accounting 0.01% Loan Volume/Mix 0.02% Repricing of Variable Rate Loans (0.12%) 4Q19 (Avg) 5.24%

Net Interest Margin(1) Our NIM was 3.49%, down 17 bps from 3Q19. Drivers of this change include: Decrease in earning asset yields. Offset by lower deposit rates and slightly higher HFS loan balances. EOP loan to deposit ratio remains in the low 90’s. Net Interest Margin     3Q19 (Avg) 3.66% Increase in Loan HFS Balances 0.02% Decrease in Interest Bearing Cash Balances and Yields (0.06%) Decrease in Loan HFI & HFS Yields (0.24%) Change in Deposit Mix & Lower Rates 0.11% 3Q19 (Avg) 3.49% Calculated on a tax equivalent basis.

Credit Quality The current reserve of $12.6MM plus the $3.5MM fair value mark on acquired loans equates to a 1.13% reserve/loans. Adjusting for small ticket consumer credits, the average Criticized Loan Balance remains less than $450K. Current NPAs/Assets remain at a low level.

Noninterest Income

Noninterest Income was 1.12% of Average Assets.

(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	Three Months Ended				
Noninterest Income					
Treasury Management and Other Deposit Service Charges	$ 736	$ 788	$ 813	$ 798	$ 793
Net Gain (Loss) on Sale of Securities	9	0	(121)	12	1
Tri-Net Fees	274	847	1,024	641	276
Mortgage Banking Income	2,316	2,679	3,087[1]	1,385	1,324
Other	2,384	2,474	2,229	1,899	3,993
Total Noninterest Income	$ 5,719	$ 6,788	$ 7,032	$ 4,735	$ 6,387
Average Assets	*2,030,231*	*2,005,950*	*2,004,207*	*1,988,478*	*1,940,991*
Noninterest Income / Average Assets	*1.12%*	*1.34%*	*1.41%*	*0.97%*	*1.31%*

- Treasury Management and other Deposit Service Charges down due to clients paying TM fees with deposit balances.
- Tri-Net fees of $274K in line with previous guidance and prior year. 4Q is seasonally a lighter fee quarter for Tri-Net.
- Mortgage income up from the prior year predominantly due to higher volumes and spreads.

(1) Reflects the impact of the implementation of mandatory mortgage locks as opposed to best efforts mortgage locks. The aggregate accounting impact of the change was $(912K).

CAPSTAR FINANCIAL HOLDINGS, INC. 13

Noninterest Expense

Operating Efficiency elevated due to $289K one-time costs associated with early retirements.

(Dollars in thousands)	Three Months Ended December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Noninterest Expense					
Salaries and Employee Benefits	$ 9,318	$ 9,229	$ 8,563	$ 8,432	$ 9,475
Data Processing & Software	1,835	1,790	1,862	1,474	1,424
Professional Fees	531	528	501	543	534
Occupancy	795	858	809	883	736
Equipment	834	1,012	1,026	852	810
Regulatory Fees	28	18	272	274	364
Merger Related Expenses	163	187	1,711	594	8,929
Amortization of Intangibles	397	408	419	430	442
Other Operating	1,365	1,501	1,307	1,243	1,118
Total Noninterest Expense	$ 15,266	$ 15,531	$ 16,470	$ 14,725	$ 23,832
Efficiency Ratio	*68.46%*	*64.87%*	*68.51%*	*67.74%*	*98.88%*
Average Assets	*$ 2,030,231*	*$ 2,005,950*	*$ 2,004,207*	*$ 1,988,478*	*$ 1,940,991*
Noninterest Expense / Average Assets	*2.98%*	*3.07%*	*3.30%*	*3.00%*	*4.87%*
FTE	*289*	*290*	*290*	*289*	*286*
Operating Noninterest Expense[1]	$ 15,103	$ 15,344	$ 14,759	$ 14,131	$ 14,903
Operating Efficiency Ratio[1]	67.73%	64.08%	61.39%	65.01%	61.83%
Operating Noninterest Expense / Average Assets[1]	2.95%	3.04%	2.95%	2.88%	3.05%

- One-time expense for early retirements of $289K. Adjusting for this, operating efficiency ratio would have been 66.43%.
- Absent the one-time charge, our quarterly expense base was below $15MM.
- Received a FDIC credit of $200K in the quarter.

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC.

14

All capital ratios are above regulatory guidelines. Shares repurchases: 4Q19: No share repurchases for the quarter. 2019: 504,786 CSTR shares at an average price of $15.52 per share. $9 million remaining under current share repurchase authorization that was announced on September 6, 2019. Paid quarterly cash dividend of $0.05 per share to common shareholders on November 22, 2019. *Reconciliation provided in non-GAAP tables in the Appendix at the end of this presentation. Capital Ratios 12/31/19   9/30/19   6/30/19   3/31/19   "Well Capitalized" Guidelines                     Tangible Common Equity / Tangible Assets* 11.47%   11.23%   10.56%   10.31%   NA Leverage 11.37%   11.24%   11.01%   10.97%   ≥ 5.00% Tier 1 Risk Based Capital 12.73%   12.71%   12.53%   11.90%   ≥ 8.00% Total Risk Based Capital 13.45%   13.46%   13.29%   12.64%   ≥ 10.00% Capital

CapStar’s strategy remains one of sound, profitable growth: Continuing to build out a client-centric model committed to serving local consumers, small and medium sized businesses and their owners and employees in our target markets. Expanding market share in Middle and East Tennessee. Building a consistent and stable earnings franchise. Improving our ability to grow stable, low cost deposits. Maintaining a sound credit profile. Exploring strategic and opportunistic M&A. Points of Emphasis

Appendix: Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 TANGIBLE EQUITY Total Shareholders’ Equity $ 273,046 $ 268,082 $ 262,664 $ 259,751 $ 254,379 Less: Intangible Assets 44,393 44,790 45,199 45,618 46,048 Tangible Equity 228,653 223,292 217,465 214,133 208,331 TANGIBLE COMMON EQUITY Tangible Equity $ 228,653 $ 223,292 $ 217,465 $ 214,133 $ 208,331 Less: Preferred Equity - - 9,000 9,000 9,000 Tangible Common Equity 228,653 223,292 208,465 205,133 199,331 TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS Tangible Common Equity $ 228,653 $ 223,292 $ 208,465 $ 205,133 $ 199,331 Total Assets 2,037,201 2,033,911 2,018,421 2,035,811 1,963,883 Less: Intangible Assets 44,393 44,790 45,199 45,618 46,048 Tangible Assets 1,992,808 1,989,121 1,973,223 1,990,193 1,917,835 Tangible Common Equity to Tangible Assets 11.47% 11.23% 10.56% 10.31% 10.39% Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 271,568 $ 266,441 $ 261,197 $ 257,105 $ 245,811 Less: Average Intangible Assets 44,646 45,050 45,456 45,890 45,687 Average Tangible Equity 226,922 221,391 215,741 211,215 200,124 Net Income 5,421 6,466 5,756 4,780 (708) Return on Average Tangible Equity (ROATE) 9.48% 11.59% 10.70% 9.18% -1.40% RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE) Average Tangible Equity $ 226,922 $ 221,391 $ 215,741 $ 211,215 $ 200,124 Less: Preferred Equity - 7,043 9,000 9,000 9,000 Average Tangible Common Equity 226,922 214,347 206,741 202,215 191,124 Net Income 5,421 6,466 5,756 4,780 (708) Return on Average Tangible Common Equity (ROATCE) 9.48% 11.97% 11.17% 9.59% -1.47% Non-GAAP Financial Measures

  (Dollars in thousands, except per share information) December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Common Equity $ 228,653 $ 223,292 $ 208,465 $ 205,133 $ 199,331 Shares of Common Stock Outstanding 18,361,922 18,343,403 17,561,476 17,765,124 17,724,721 Tangible Book Value Per Share, Reported $ 12.45 $ 12.17 $11.87 $11.55 $11.25 SHARES OUTSTANDING AT END OF PERIOD Shares of Common Stock Outstanding 18,361,922 18,343,403 17,561,476 17,765,124 17,724,721 Shares of Preferred Stock Outstanding - - 878,048 878,048 878,048 Total Shares Outstanding at End of Period 18,361,922 18,343,403 18,439,524 18,643,172 18,602,769 TANGIBLE BOOK VALUE PER SHARE, ADJUSTED Tangible Equity $ 228,653 $ 223,292 $ 217,465 $ 214,133 $ 208,331 Total Shares Outstanding at End of Period 18,361,922 18,343,403 18,439,524 18,643,172 18,602,769 Tangible Book Value Per Share, Adjusted $ 12.45 $ 12.17 $11.79 $11.49 $11.20 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 OPERATING NET INCOME Net Income (Loss) $ 5,421 $ 6,466 $ 5,756 $ 4,780 $ (708) Add: Merger Related Expense 163 187 1,711 594 8,929 Less: Income Tax Impact (43) (49) (447) (155) (1,985) Operating Net Income 5,541 6,604 7,020 5,219 6,236 OPERATING DILUTED NET INCOME PER SHARE Operating Net Income $ 5,541 $ 6,604 $ 7,020 $ 5,219 $ 6,236 Average Diluted Shares Outstanding 18,443,916 18,532,479 18,650,706 18,830,933 18,716,562 Operating Diluted Net Income per Share $ 0.30 $ 0.36 $0.38 $0.28 $0.33 OPERATING RETURN ON AVERAGE ASSETS (ROAA) Operating Net Income $ 5,541 $ 6,604 $ 7,020 $ 5,219 $ 6,236 Total Average Assets 2,030,231 2,005,950 2,004,207 1,988,478 1,940,991 Operating Return on Average Assets (ROAA) 1.08% 1.31% 1.40% 1.06% 1.27% OPERATING RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Average Tangible Equity $ 226,922 $ 221,391 $ 215,741 $ 211,215 $ 200,124 Operating Net Income 5,541 6,604 7,020 5,219 6,236 Operating Return on Average Tangible Equity (ROATE) 9.69% 11.83% 13.05% 10.02% 12.36% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

  Three Months Ended (Dollars in thousands, except per share information) December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 OPERATING NONINTEREST EXPENSE Noninterest Expense $ 15,266 $ 15,531 $ 16,470 $ 14,725 $ 23,832 Less: Merger Related Expense (163) (187) (1,711) (594) (8,929) Operating Noninterest Expense 15,103 15,344 14,759 14,131 14,903 OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS Operating Noninterest Expense $ 15,103 $ 15,344 $ 14,759 $ 14,131 $ 14,903 Total Average Assets 2,030,231 2,005,950 2,004,207 1,988,478 1,940,991 Operating Noninterest Income / Average Assets 2.95% 3.04% 2.95% 2.88% 3.05% OPERATING EFFICIENCY RATIO Operating Noninterest Expense $ 15,103 $ 15,344 $ 14,759 $ 14,131 $ 14,903 Net Interest Income 16,581 17,156 17,008 17,002 17,716 Noninterest Income 5,719 6,788 7,032 4,735 6,387 Total Revenues 22,300 23,944 24,040 21,737 24,103 Operating Efficiency Ratio 67.73% 64.08% 61.39% 65.01% 61.83% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Tim Schools President and Chief Executive Officer, CapStar Financial Holdings, Inc, and CapStar Bank (615) 732-7449 Email: tkschools@capstarbank.com Rob Anderson Chief Financial and Administrative Officer CapStar Financial Holdings, Inc. (615) 732-6470 Email: randerson@capstarbank.com Corporate Headquarters